Exhibit 99.1

Investor Contact: Steve Keenan
(314) 719-1755
InvestorRelations@Olin.com

News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

OLIN ANNOUNCES FURTHER CHLOR ALKALI CAPACITY REDUCTION

Clayton, MO, May 18, 2021 – Olin Corporation (NYSE: OLN) announced today that it plans to permanently shut down approximately 20% of its diaphragm-grade chlor alkali capacity (approximately 225,000 ECU tons) at its Plaquemine, LA facility. The closure is expected to be completed by June 1, 2021 and is expected to be cash flow accretive.

“This is the next step on our path to exit high-capital, low-return diaphragm ECUs and redirect Olin’s cash generation model toward our transformative Parlaying and Structuring phases,” remarked Scott Sutton, Olin Chairman, President, and Chief Executive Officer. “Earlier this year we shut down 200,000 diaphragm ECU tons at our McIntosh, AL facility, and the previously announced shut down of 230,000 diaphragm ECU tons at our Freeport, TX facility will occur in the second quarter of 2021, as well.”

COMPANY DESCRIPTION

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach, and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “outlook,” “project,” “estimate,” “forecast,” “optimistic,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The payment of cash dividends is subject to the discretion of our board of directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our board of directors. In the future, our board of directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.
The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, include, but are not limited to, the following:
Business, Industry and Operational Risks
•sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us;
•declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;
•unsuccessful implementation of our operating model, which prioritizes Electrochemical Unit (ECU) margins over sales volumes;
•our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;
•failure to control costs or to achieve targeted cost reductions;
•higher-than-expected raw material, energy, transportation, and/or logistics costs;
•the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;
•the failure or an interruption of our information technology systems;
•our substantial amount of indebtedness and significant debt service obligations;
•the negative impact from the COVID-19 pandemic and the global response to the pandemic;
•weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior secured credit facility;
•the loss of a substantial customer for either chlorine or caustic soda could cause an imbalance in customer demand for these products;
•failure to attract, retain and motivate key employees;
•risks associated with our international sales and operations, including economic, political or regulatory changes;
•the effects of any declines in global equity markets on asset values and any declines in interest rates or other significant assumptions used to value the liabilities in our pension plan;
•adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital;
•our long-range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets;
Legal, Environmental and Regulatory Risks
•new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;
•changes in, or failure to comply with, legislation or government regulations or policies, including changes within the international markets in which we operate;
•unexpected litigation outcomes;
•costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; and
•various risks associated with our Lake City U.S. Army Ammunition Plant contract, including performance and compliance with governmental contract provisions.
All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

2021-14